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Exhibit 5.1

September 12, 2007

Crdentia Corp.

5001 LBJ Freeway, Suite 850

Dallas, Texas 75244

Ladies and Gentlemen:

At your request, we have examined Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-145837) of Crdentia Corp., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission on or about the date hereof (collectively, the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of (i) 6,425,557 shares of the Company’s common stock, $0.0001 par value per share, that are currently outstanding (the “Outstanding Shares”); and (ii) 1,014,584 shares of the Company’s common stock, $0.0001 par value per share, issuable upon exercise of outstanding warrants (the “Warrant Shares” and collectively with the Outstanding Shares, the “Shares”).  The Shares may be sold to the public by the selling stockholders named in the Registration Statement.

As counsel to the Company, we have examined the proceedings taken by the Company in connection with the authorization and issuance by the Company of the Outstanding Shares and the authorization for issuance of the Warrant Shares.

We are of the opinion that the Outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable, and the Warrant Shares have been duly authorized and, upon exercise of the warrants, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any supplements and amendments thereto.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP